SCHLUMBERGER LIMITED

                         POWER OF ATTORNEY

The undersigned in her capacity as a director or officer or both of Schlumberger Limited, a Netherlands Antilles corporation (the "Company"), does hereby appoint Janet B. Glassmacher, Lynda M. Quagliara and Ellen Summer, and each of them severally, her true and lawful attorney-in fact with power to act with or without the other and with full power of substitution and resubstitution, to execute for her and in her name, place and stead, in her capacity as a director or officer or both of the Company, a statement of beneficial ownership on Form 3, Form 4, Form 5 or Form 144, and to file the same or cause the same to be filed with the Securities and Exchange Commission. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144.


November 14, 2006                     /s/ Sophie Zurquiyah Rousset
					Sophie Zurquiyah Rousset